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                                                                  EXHIBIT (A)(5)

                        IMPAC COMMERCIAL HOLDINGS, INC.

               OFFER TO PURCHASE FOR CASH 2,020,367 SHARES OF ITS
                    COMMON STOCK, PAR VALUE $0.01 PER SHARE
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                     AT A PURCHASE PRICE OF $5.75 PER SHARE

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated April 24, 2000, and the related Letter of Transmittal, which, as amended and supplemented from time to time, together constitute the "Offer," in connection with the Offer by Impac Commercial Holdings, Inc., a Maryland corporation, to purchase 2,020,367 shares of its common stock, par value $0.01 per share, including the associated preferred stock purchase rights issued under the Rights Agreement, dated as of October 7, 1998, between Impac and BankBoston N.A., at $5.75 per share (the "Purchase Price"), net to the seller in cash, without interest and subject to the conditions set forth in the tender offer. Unless the context requires otherwise, all references herein to shares shall include the associated preferred stock purchase rights. No additional consideration will be paid for the preferred stock purchase rights.

     All shares properly tendered at or prior to the "Expiration Date" (as defined in Section 1 of the Offer to Purchase) and not properly withdrawn will be purchased at the Purchase Price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer, including the Odd Lot and proration provisions. Impac will return as promptly as practicable after the Expiration Date, all shares not purchased because of proration. Impac reserves the right, in its sole discretion, to purchase more than 2,020,367 shares under the Offer, subject to applicable law.

     If, at the Expiration Date, more than 2,020,367 shares, or such greater number of shares as Impac may elect to purchase, are properly tendered and not withdrawn, Impac will, upon the terms and subject to the conditions of the Offer, accept shares for purchase first from "Odd Lot Holders" (as defined in Section 3 of the Offer to Purchase) who properly tender their shares and then on a pro rata basis from all other shareholders whose shares are not properly withdrawn.

     We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions.

     WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

     Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account upon the terms and subject to the conditions of the Offer.

     We call your attention to the following:

          1. The Offer is not conditioned upon any minimum number of shares being tendered. The Offer is, however, subject to certain other conditions set forth in Section 7 of the Offer to Purchase.

          2. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, May 19, 2000.

          3. The Offer is for 2,020,367 shares, constituting approximately 20% of the fully diluted shares outstanding as of April 20, 2000.

          4. Tendering shareholders who are registered shareholders or who tender their shares directly to EquiServe Trust Company, N.A. will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on Impac's purchase of shares under the Offer.
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          5.  If you owned beneficially or of record an aggregate of fewer than
     100 shares, and you instruct us to tender on your behalf all such shares before the Expiration Date and check the box captioned "Odd Lots" on the attached Instruction Form, Impac, upon the terms and subject to the conditions of the Offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered and not properly withdrawn.

          6. The board of directors of Impac has approved the Offer. However, neither Impac, its board of directors, nor FIC Management, Inc. ("FIC Management") makes any recommendation to shareholders as to whether to tender or refrain from tendering their shares or as to the price or prices at which shareholders may choose to tender their shares. Shareholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender and the price or prices at which such shares should be tendered. Impac's directors and executive officers have advised Impac that they will not tender any shares in the Offer. Fortress Partners, L.P. ("Fortress") and the individuals Fortress appointed as executive officers and directors of Impac have also agreed not to participate in the Offer.

     If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your shares, we will tender all such shares unless you specify otherwise on the attached Instruction Form.

     YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, MAY 19, 2000.

     As described in the Offer to Purchase, if more than 2,020,367 shares, or such greater number of shares as Impac may elect to purchase, subject to applicable law, are properly tendered at or below the purchase price and not properly withdrawn before the expiration date, Impac will accept shares for purchase at the purchase price in the following order of priority:

          (a) all shares properly tendered and not properly withdrawn before the Expiration Date by any Odd Lot holder who:

             (1) tenders all shares owned beneficially or of record by such Odd Lot holder (partial tenders will not qualify for this preference); and

             (2) completes the section captioned "Odd Lots" on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery; and

          (b) after purchase of all of the foregoing shares, all other shares properly tendered and not properly withdrawn before the Expiration Date on a pro rata basis, if necessary, with adjustments to avoid purchases of fractional shares, as provided in the Offer to Purchase.

     The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

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                        INSTRUCTION FORM WITH RESPECT TO
                        IMPAC COMMERCIAL HOLDINGS, INC.

               OFFER TO PURCHASE FOR CASH 2,020,367 SHARES OF ITS
                    COMMON STOCK, PAR VALUE $0.01 PER SHARE
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                     AT A PURCHASE PRICE OF $5.75 PER SHARE

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated April 24, 2000, and the related Letter of Transmittal, which, as amended and supplemented from time to time, together constitute the "Offer," in connection with the Offer by Impac Commercial Holdings, Inc., a Maryland corporation, to purchase 2,020,367 shares of its common stock, par value $0.01 per share, including the associated preferred stock purchase rights issued under the Rights Agreement, dated as of October 7, 1998, between Impac and BankBoston N.A., at $5.75 per share, net to the seller in cash, without interest and subject to the conditions of the Offer. Unless the context requires otherwise, all references herein to shares shall include the associated preferred stock purchase rights. No additional consideration will be paid for the preferred stock purchase rights.

     All shares properly tendered and not properly withdrawn will be purchased at the purchase price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer, including the Odd Lot and proration provisions described in the Offer to Purchase. Impac will return as promptly as practicable all other shares, not purchased because of proration.

     The undersigned hereby instruct(s) you to tender to Impac the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, under the terms and subject to the conditions of the Offer.

     Aggregate number of shares to be tendered by you for the account of the undersigned:

                        ________________________ shares*

* UNLESS OTHERWISE INDICATED, ALL OF THE SHARES, INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS, HELD FOR THE ACCOUNT WILL BE TENDERED.

                                    ODD LOTS

     [ ] By checking this box, the undersigned represents that the undersigned owns beneficially or of record an aggregate of fewer than 100 shares and is instructing the holder to tender all such shares.

     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

                                 SIGNATURE BOX

Signature(s)
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Dated
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2000

Name(s) and address(es) (Please Print)

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Area code and telephone number
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Taxpayer Identification or Social Security Number
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